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                                                                    EXHIBIT 4(b)

                                UBS CASHFUND INC.

                              SUB-ADVISORY CONTRACT

     Contract made as of March 1, 2004, between UBS Financial Services Inc. ("UBS Financial Services"), a Delaware corporation registered as a broker-dealer under the Securities Exchange Act of 1934, as amended ("1934 Act"), and as an investment adviser under the Investment Advisers Act of 1940, as amended ("Advisers Act"), and UBS Global Asset Management (US) Inc. ("UBS Global AM"), a Delaware corporation registered as a broker-dealer under the 1934 Act and an investment adviser under the 1940 Act.

     WHEREAS, UBS Financial Services wishes to retain UBS Global AM as sub-adviser to provide certain investment advisory services to UBS Financial Services in connection with UBS Financial Services' services as investment adviser to UBS Cashfund Inc. (the "Fund"), an open-end, diversified management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"); and

     WHEREAS, UBS Global AM is willing to render such sub-advisory services as described herein to UBS Financial Services upon the terms and for the compensation set forth below;

     NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, it is agreed between the parties as follows:

     1. APPOINTMENT. UBS Financial Services hereby appoints UBS Global AM its sub-adviser and UBS Global AM accepts such appointment and agrees that it will furnish the services set forth in paragraph 2 below.

     2. SERVICES. Subject to the supervision of the Fund's board of directors, UBS Global AM will provide a continuous investment program for the Fund's portfolio, including investment research and management with respect to all securities and investments and cash equivalents in the portfolio. UBS Global AM will determine from time to time what securities and other investments will be purchased, retained or sold by the Fund. UBS Global AM will provide the services under this Contract in accordance with the Fund's investment objective, policies and restrictions as stated in the Fund's current prospectus. UBS Global AM further agrees that it:

     (a) will conform with all applicable rules and regulations of the Securities and Exchange Commission;

     (b) will place orders pursuant to its investment determinations for the Fund either directly with the issuer or with any broker or dealer. In placing orders with brokers and dealers, UBS Global AM will attempt to obtain the best net price and the most favorable execution of its orders. Consistent with this obligation, when the execution and price offered by two or more brokers or dealers are comparable, UBS Global AM may, in its discretion, purchase and sell portfolio securities to and from brokers and dealers who

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     provide the Fund with research, advice and other services. In no instance will portfolio securities be purchased from or sold to UBS Financial Services, UBS Global AM, or any affiliated person thereof except in accordance with the rules and regulations promulgated by the Securities and Exchange Commission pursuant to the 1940 Act.

     (c) will maintain all books and records with respect to the Fund's securities transactions and will furnish the Fund's board of directors such periodic and special reports as UBS Financial Services or the Fund's board may request.

     3. SERVICES NOT EXCLUSIVE. UBS Global AM's services hereunder are not deemed to be exclusive, and UBS Global AM is free to render advisory, administrative or other services to other funds or clients so long as UBS Global AM's services under this Contract are not impaired thereby.

     4. BOOKS AND RECORDS. In compliance with the requirements of Rule 31a-3 under the 1940 Act, UBS Global AM agrees that all records it maintains for the Fund are the property of the Fund, and further agrees to surrender promptly to the Fund any such records upon the Fund's request. UBS Global AM agrees to maintain for the Fund the records the Fund is required to maintain under Rule 31a-1(b)(1) (but limited to maintaining original confirmations of purchase and sales of securities showing for each such transaction the name and quantity of securities, the unit and aggregate purchase or sale price, commission paid, the market on which effected, the trade date, the settlement date, and the name of the person through or from whom purchased or received or to whom sold or delivered) and the records the Fund is required to maintain under Rule 31a-1(b)(5), (6), (9) and (10), and to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records it maintains for the Fund.

     5. EXPENSES. During the term of this Contract, UBS Global AM will pay all expenses incurred by it in connection with its services under this Contract.

     6. COMPENSATION. For the services provided and expenses assumed pursuant to this Contract, UBS Financial Services will pay UBS Global AM a percentage of the fee received by UBS Financial Services pursuant to the Investment Advisory and Administration Contract with respect to such Series, such percentage to be equal to, on an annual basis, 0.06% of such Fund's average daily net assets, such compensation to be paid monthly.

     7. LIMITATION OF LIABILITY. UBS Global AM will not be liable for any error of judgment or mistake of law or for any loss suffered by UBS Financial Services or by the Fund or its shareholders in connection with the performance of this Contract, except a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its obligations or duties under this Contract.

     8. DURATION AND TERMINATION. This Contract will become effective upon the date hereabove written and, unless sooner terminated as provided herein, will continue in effect for two years from the above written date. Thereafter, if not terminated, this Contract will continue automatically for successive periods of 12 months each, provided such continuance is

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specifically approved at least annually (a) by a vote of a majority of those members of the Fund's board of directors who are not parties to this Contract or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval, and (b) by the Fund's board of directors or by vote of a majority of the outstanding voting securities of the Fund. Notwithstanding the foregoing, this Contract may be terminated by either party hereto at any time, without the payment of any penalty, on 90 days' written notice to the other party, and will be terminated automatically upon any termination of the Investment Advisory and Administration Contract between the Fund and UBS Financial Services. In addition, notwithstanding the foregoing, this Contract may be terminated by the Fund at any time, without the payment of any penalty, by vote of the Fund's board of directors or by vote of a majority of the outstanding voting securities of the Fund on 60 days' written notice to UBS Global AM.

     9. AMENDMENT OF THIS CONTRACT. No provision of this Contract may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, and no amendment of this Contract shall be effective until approved by vote of the holders of a majority of the Fund's outstanding voting securities.

     10. MISCELLANEOUS. The captions in this Contract are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Contract shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Contract shall not be affected thereby. This contract shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and shall be governed by Delaware law.

     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.

Attest:                                 UBS Financial Services Inc.

/s/ Bruce A. Bursey                     By: /s/ Ron Safir
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Name: Bruce A. Bursey                   Name: Ron Safir
Title: Executive Vice President         Title: Executive Vice President

Attest:                                 UBS Global Asset Management (US) Inc.

/s/ David M Goldenberg                  By: /s/ Paul Schubert
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Name: David M. Goldenberg               Name: Paul Schubert
Title: Executive Director               Title: Executive Director

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